SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) February 21, 2019

Pope Resources, A Delaware Limited Partnership
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	91-1313292 (I.R.S. Employer Identification No.)

19550 Seventh Avenue NE, Poulsbo, Washington 98370
(Address of principal executive offices)            (ZIP Code)

Registrant's telephone number, including area code (360) 697-6626

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Explanatory Note

This Amendment No. 1 on Form 8-K/A is an amendment to the Current Report on Form 8-K of Pope Resources, A Delaware Limited Partnership, filed on February 26, 2019 ("Original Form 8-K"). Following the filing of the Original From 8-K, the Registrant discovered that the payable date of the distribution was inadvertently stated as March 29, 2019 rather than March 21, 2019. The Registrant is amending the Original Form 8-K to include the correct payable date of the distribution.

Item 8.01        OTHER EVENTS

On February 21, 2019, the Partnership announced a quarterly distribution of $1.00 per unit, effective for unitholders of record on March 7, 2019 and payable on March 21, 2019. A copy of that press release is attached hereto as Exhibit 99.1.

Item 9.01.        FINANCIAL STATEMENTS AND EXHIBITS

The information included in Exhibit 99.1 pursuant to Item 9.01 of this Current Report on Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Exhibit No.    Description

99.1        Press release of the registrant dated February 21, 2019.

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP

DATE: February 28, 2019            BY:     /s/ Daemon P. Repp
Daemon P. Repp
Vice President and Chief Financial Officer, Pope Resources, A Delaware Limited Partnership, and Pope MGP, Inc., General Partner

Exhibit 99.1
Press Release of the Registrant dated February 21, 2019